Press Release

Federated Investors’ Mutual Funds Acquire Approximately $929 Million in Assets from Performance Funds Trust

•	Assets of eight equity, fixed income and money market funds of Performance Funds Trust transitioned into seven Federated funds

(PITTSBURGH, Pa., and JACKSON, Miss., September 24, 2012) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, and Trustmark Corporation (NASDAQ: TRMK) have reorganized approximately $929 million in assets of funds of Performance Funds Trust into Federated funds with similar investment objectives.  The reorganizations comprised assets of four equity, two fixed income and two money market Performance Funds.

The reorganizations were approved by shareholders of the Performance Funds on Sept. 19, 2012.   In connection with the reorganizations, Trustmark Investment Advisors, Inc., a wholly owned subsidiary of Trustmark National Bank, also sold certain assets relating to its management of the Performance Funds to Federated and certain Federated advisory subsidiaries.  Following the consummation of these transactions, the Performance Funds will be terminated and, thereafter Trustmark Investment Advisors, Inc. will no longer serve as the sponsor and investment adviser to the Performance Funds.

“Trustmark National Bank has been a valued client for many years, and we are pleased that they chose to work with us and transition these assets,” said J. Christopher Donahue, president and chief executive officer of Federated Investors, Inc. “Federated’s wide range of investment options and our dedicated customer service can benefit Trustmark and its customers.  Federated continues to seek alliance and acquisition opportunities in the United States and around the world.”

About Federated Investors, Inc.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $355.9 billion in assets as of June 30, 2012.  With 138 funds and a variety of separately managed account options, Federated provides comprehensive investment management worldwide to approximately 4,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers.  For more information, visit FederatedInvestors.com.

About Trustmark

Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation, a financial services company providing banking and financial solutions through over 170 offices in Florida, Mississippi, Tennessee and Texas.

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Past performance is no guarantee of future results.

Mutual funds are subject to risks and fluctuate in value.

Federated Securities Corp. is the distributor of Federated funds.

For more complete information about Federated funds, please visit FederatedInvestors.com for summary prospectuses or prospectuses.  You should consider the fund’s investment objectives, risks, charges and expenses carefully before you invest.  Information about these and other important subjects is in the fund’s summary prospectus or prospectus, which you should read carefully before investing.

Forward-Looking Statements
Certain statements in this press release, such as those related to Federated’s efforts to seek alliance and acquisition opportunities, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of Federated to transition assets, successfully negotiate future strategic alliances, and the risk factors discussed in the Federated or Trustmark annual and quarterly reports as filed with the Securities and Exchange Commission.  Many of these factors may be impacted as a result of the ongoing threat of terrorism.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither Federated nor Trustmark nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

FII MEDIA:	FII MEDIA:	FII ANALYSTS:	TRUSTMARK:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920	Melanie Morgan 601-208-2979